EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Lakeland Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	400,000(2)	$22.95(3)	$9,180,000	$147.60 per $1,000,000	$1,354.97
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	100,000(4)	$19.51(5)	$1,951,000	$147.60 per $1,000,000	$287.97

Total Offering Amounts					$11,131,000		$1,642.94
Total Fee Offsets(6)							—
Net Fee Due							$1,642.94

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the Lakeland Industries, Inc. 2017 Equity Incentive Plan, as amended (the “Equity Plan”), as the result of any future stock splits, stock dividends or similar adjustment of the registrant’s common stock.

(2)	Represents 400,000 additional shares of common stock reserved for issuance under the Equity Plan.

(3)

Pursuant to paragraphs (c) and (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed based on the average of the high and low sale prices of the common stock reported on the NASDAQ Stock Market on June 17, 2024, a date within five business days prior to the date of filing the Registration Statement.

(4)	Represents 100,000 shares of common stock reserved for issuance under the Lakeland Industries, Inc. Employee Stock Purchase Plan (the “ESPP”).

(5)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $22.95, the average of the high and low prices of the Registrant’s common stock on the NASDAQ Stock Market on June 17, 2024, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

(6)	The registrant does not have any fee offsets.